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                                   EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 File No. 33-75676. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.

                                              /s/ ARTHUR ANDERSEN LLP
                                                 -----------------------------
                                                  Arthur Andersen LLP

Dallas, Texas
December 20, 1996